UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1000 Louisiana, Suite 6700
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Unaudited Pro Forma Financial Information

Attached as Exhibit 99.1 and incorporated herein by reference is the unaudited pro forma condensed statement of operations of Halcón Resources Corporation (the “Company”) for the year ended December 31, 2012, which gives effect to (i) the Company’s merger with GeoResources, Inc., (ii) its acquisition of 20,628 net acres of oil and gas leasehold in East Texas (the “East Texas Assets”), and (iii) its acquisition of entities owning a total of approximately 81,000 net acres prospective for the Bakken / Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (the “Williston Basin Assets”) on the bases, and subject to the assumptions, set forth therein in accordance with Article 11 of Regulation S-X.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1

Pro forma condensed statements of operations of Halcón Resources Corporation for the year ended December 31, 2012, giving effect to Halcón’s merger with GeoResources, Inc., its acquisition of the East Texas Assets and its acquisition of the Williston Basin Assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 8, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer